Exhibit 99.11

POSTER P2151

The pharmacokinetics (PK) and pharmacodynamics (PD) of the fluticasone furoate (FF) and vilanterol (VI) combination in subjects with severe renal impairment

Allen A(1), Hardes K(2), Kempsford RD(1), Tombs L(3)

(1)GlaxoSmithKline, Gunnels Wood Road, Stevenage Herts, SG1 2NY, UK; (2)GlaxoSmithKline, Stockley Park West, Uxbridge, Middlesex, UB11 1BT, UK; (3)Synergy , Slough, Berkshire, SL3 6EZ, UK

INTRODUCTION

•                  FF/VI, a novel inhaled corticosteroid/long-acting beta2-agonist combination (ICS/LABA) is being developed as a once-daily inhaled treatment for asthma and COPD.

•                  Elimination of both FF and VI occurs mainly via hepatic metabolism. However, renal impairment can inhibit some pathways of hepatic metabolism leading to increases in drug concentrations.

•                  It is recommended that all drugs intended for chronic administration (even if cleared predominantly by the hepatic route) should be subjected to pharmacokinetic assessment in patients with renal impairment.(1),(2)

•                  The present study was designed to investigate the effect of severe renal impairment on the pharmacokinetics, pharmacodynamics and safety of FF/VI in combination.

OBJECTIVES

•                  To investigate the effect of severe renal impairment on the pharmacokinetics, pharmacodynamics and safety of FF/VI.

METHODS

•                  An open-label, parallel-group repeat dose study.

•                  Subjects with severe renal impairment (n=9; creatinine clearance (CrCL): <30 mL/min) and matched (by gender, ethnicity, age and BMI) healthy subjects (n=9; CrCL: >80 mL/min).

•                  Inhaled FF/VI 200/25 µg once daily for 7 days.

•                  FF and VI pharmacokinetic parameters were assessed on Days 1 and 7.

•                  Systemic PD effects of FF (0–24h serum cortisol) and VI (0–4h heart rate and serum potassium) were assessed on Day 7.

•                  For each pharmacokinetic parameter of interest, point estimates and corresponding 90% confidence intervals (CIs) were constructed for the ratio of the geometric means of the severe renal impairment group: healthy subject group.

•                  For the pharmacokinetic comparisons between the two groups, non-inferiority was defined as when the upper 90% CI for the geometric mean ratio on Day 7 (severe renal impairment : healthy subjects) was <2.

RESULTS

•                  Nine white healthy subjects (8 male:1 female; mean age 55.4 yrs; mean weight 82.8kg; mean BMI 26.6 kg/m(2); mean CrCL 109.7 mL/min) and nine white subjects with severe renal impairment (8 male:1 female; mean age 55.8 yrs; mean weight 82.9 kg; mean BMI 27.3 kg/m(2); mean CrCL 24.0 mL/min) completed the study.

•                 There were no withdrawals.

Figure 1. Mean FF concentration-time profiles on Day 1 and Day 7 after administration of FF/VI 200/25 µg to subjects with severe renal impairment and healthy subjects (semi-log scale)

Figure 2. Mean VI concentration-time profiles on Day 1 and Day 7 after administration of FF/VI 200/25 µg to subjects with severe renal impairment and healthy subjects (semi-log scale)

•                  Following inhaled FF/VI administration maximum FF plasma concentrations were observed at on average 1.5 to 3 hours post-dose (Table 1 and Figure 1). Maximum VI plasma concentrations were observed at on average 5 minutes post-dose (Table 1 and Figure 2).

•                  Non-inferiority was demonstrated for both FF and VI AUC(0–24) and Cmax values in subjects with severe renal impairment compared with healthy subjects (Table 2).

•                  Accumulation was similar in healthy subjects and subjects with severe renal impairment. Average FF accumulation was 86% and 123% for AUC and 97% and 105% for Cmax and for VI was 84% and 75% for AUC and 42% and 30% for Cmax, respectively.

•                  There was no evidence of a difference between subjects with severe renal impairment and healthy subjects in systemic effects that might be attributable to the administration of either a LABA (difference of adjusted means [90% CI]: heart rate 0.30 [–7.30, 7.90] and serum potassium 0.40 [–0.02, 0.81]) or an ICS (ratio of adjusted geometric means [90% CI]: 24 hour serum cortisol 1.03 [0.79, 1.33]) .

•                  No adverse events were reported in either group.

Table 1. Summary of pharmacokinetic parameters for plasma FF and VI

Parameter	Group	Day	FF GM (95% CI)	VI GM (95% CI)
AUC(0–24)	Healthy	7	609.1 (406.5, 912.6)	386.3 (312.1, 478.3)
(pg.h/mL)	SRI		554.1 (381.0, 806.0)	604.3 (510.5, 715.3)
	Healthy	1	131.8 (88.8, 195.8)	103.4 (55.4, 192.8)
AUC(0–8)	SRI		126.1 (46.9, 339.3)	181.1 (121.6, 269.8)
(pg.h/mL)	Healthy	7	252.9 (162.1, 394.5)	190.5 (98.6, 368.1)
	SRI		229.7 (160.1, 330.0)	316.6 (261.1, 383.8)
t½ (h)	Healthy	7	35.1 (30.7, 40.1)	ND
	SRI		34.6 (25.8, 46.3)	ND
	Healthy	1	19.5 (12.1, 31.7)	107.8 (42.6, 272.3)
Cmax	SRI		18.0 (10.9, 29.7)	126.7 (81.8, 196.3)
(pg/mL)	Healthy	7	38.4 (21.2, 69.8)	152.9 (56.4, 414.5)
	SRI		36.9 (26.0, 52.5)	164.7 (118.1, 229.7)
	Healthy	1	1.75 [0.08–3.00]	0.08 [0.08–0.25]
	SRI		1.75 [0.75–4.00]	0.08 [0.08–0.25]
tmax (h)(a)	Healthy	7	3.00 [0.25–4.00]	0.08 [0.08–0.08]
	SRI		1.50 [0.25–3.00]	0.08 [0.08–0.25]

(a)Median [range]

GM = geometric mean; CI = confidence interval;

AUC(0–8) = area under the concentration-time curve from time 0 to 8 hours;

AUC(0–24) = AUC from time 0 to 24 hours; Cmax: maximum observed concentration;

t½ = half-life; ND = not determined; SRI = severe renal impairment

Table 2. Statistical comparison of FF and VI pharmacokinetic parameters between subjects with severe renal impairment and healthy subjects

			FF ratio of GM	VI ratio of GM
Parameter	Group	Day	(90% CI)	(90% CI)
AUC(0–8) (pg.h/mL)	SRI/Healthy	1	0.96 (0.54, 1.70)	1.42 (0.90, 2.25)
AUC(0–24) (pg.h/mL)	SRI/Healthy	7	0.91 (0.60, 1.38)	1.56 (1.27, 1.92)
Cmax (pg/mL)	SRI/Healthy	1	0.92 (0.55, 1.54)	0.80 (0.56, 1.14)
	SRI/Healthy	7	0.96 (0.57, 1.61)	0.70 (0.49, 1.00)
t½ (h)	SRI/Healthy	7	0.98 (0.79, 1.23)	ND

GM = geometric mean; CI = confidence interval;

AUC(0–8) = area under the concentration-time curve from time 0 to 8 hours;

AUC(0–24) = AUC from time 0 to 24 hours; Cmax: maximum observed concentration;

t½ = half-life; ND = not determined; SRI = severe renal impairment

CONCLUSIONS

•                  There was no evidence of clinically relevant increases in FF or VI systemic exposure or systemic pharmacodynamic effects in subjects with severe renal impairment compared with healthy subjects.

REFERENCES

(1)         Note for Guidance on the Evaluation of the Pharmacokinetics of Medicinal Products in Patients with Impaired Renal Function. Available at:

http://www.ema.europa.eu/docs/en_GB/document_library/Scientific_guideline/2009/09/WC500003123.pdf [Last accessed 5 July 2012].

(2)         Pharmacokinetics in Patients with Impaired Renal Function. Available at:

http://www.fda.gov/downloads/Drugs/GuidanceComplianceRegulatoryInformation/Guidances/ucm072127.pdf [Last accessed 5 July 2012].

ACKNOWLEDGEMENTS

•                  R. Kempsford is an employee of GlaxoSmithKline.

•                  This study was funded by GlaxoSmithKline; GSK Study Code HZA113970, Clinicaltrials.gov NCT01266980.

•                  Editorial support in the form of copyediting and assembling of figures was provided by Ian Grieve at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the Annual Conference of the European Respiratory Society, Vienna, September 1–5, 2012